Exhibit 4.2
REGISTRATION RIGHTS AGREEMENT
          This Registration Rights Agreement (the “Agreement”) is made and entered into as of this 13th day of August, 2007, by and among Zila, Inc., a Delaware corporation (the “Company”), Visium Balanced Offshore Fund, Ltd., Visium Balanced Fund, LP, Visium Long Bias Offshore Fund, Ltd. and Visium Long Bias Fund, LP (the “Visium Entities”) and Atlas Master Fund, Ltd. (“Atlas” and, collectively with the Visium Entities, and any Affiliate or permitted transferee of any of them, the “Investors”).
          A. The Company entered into a Purchase Agreement, dated as of November 13, 2006 (the “Note Purchase Agreement”), with the investors party thereto pursuant to which, among other things, the Company issued (i) an aggregate of 9,100,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (ii) $12,075,000.25 in aggregate principal amount of the Company’s 12% Convertible Notes (the “Convertible Notes”) convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a conversion price of $1.75, (iii) Warrants (the “Initial Warrants”) to acquire an aggregate of up to 5,403,000 shares of Common Stock at an exercise price of $2.21 per share and (iv) Warrants (the “Additional Warrants”) to acquire an aggregate of up to 3,105,000 shares of Common Stock at an exercise price of $2.21 per share.
          B. Pursuant to the terms of the Note Purchase Agreement, the Visium Entities acquired (i) $5,000,000.25 in aggregate principal amount of the Convertible Notes, (ii) Initial Warrants to acquire an aggregate of 428,569 shares of Common Stock and (iii) Additional Warrants to acquire an aggregate of 1,285,712 shares of Common Stock.
          C. In connection with the Note Purchase Agreement, the Company entered into a Registration Rights Agreement, dated as of November 28, 2006 (the “Note Registration Rights Agreement”), pursuant to which, among other things, the Company agreed to provide certain registration rights with respect to the shares of Common Stock issuable upon conversion of the Convertible Notes (the “Note Conversion Shares”) and the shares of Common Stock issuable upon the exercise of the Initial Warrants and the Additional Warrants (the “Note Warrant Shares”) with the Securities and Exchange Commission (the “SEC”) for resale pursuant to the Securities Act of 1933, as amended (the “1933 Act”).
          D. The Company entered into a Purchase Agreement, dated as of November 13, 2006 (the “Secured Note Purchase Agreement”), with the investors party thereto pursuant to which, among other things, the Company issued (i) an aggregate of $12,000,001.20 in principal amount of the Company’s 6% Senior Secured Convertible Notes (the “Secured Notes”) convertible into shares of Common Stock at a conversion price of $2.20 and (ii) Warrants (the “Secured Note Warrants”) to acquire an aggregate of up to 1,909,089 shares of Common Stock at an exercise price of $2.21 per share.
          E. Pursuant to the terms of the Secured Note Purchase Agreement, (A) the Visium Entities acquired (i) $7,500,000.20 in aggregate principal amount of the Secured Notes and (ii) Secured Note Warrants to acquire an aggregate of 1,193,180 shares of Common Stock and (B) Atlas acquired (i) $4,500,001 in aggregate principal amount of the Secured Notes and (ii) Secured Note Warrants to acquire an aggregate of 715,909 shares of Common Stock.
          F. In connection with the Secured Note Purchase Agreement, the Company entered into a Registration Rights Agreement, dated as of November 28, 2006 (the “Secured Note Registration Rights Agreement”), pursuant to which, among other things, the Company agreed to provide certain registration rights with respect to the shares of Common Stock issuable upon conversion of the Secured Notes (the “Secured Note Conversion Shares”) and the shares of Common Stock issuable upon the exercise of the Secured Note Warrants (the “Secured Note Warrant Shares”) with the SEC for resale pursuant to the 1933.
          G. The Company, the Investors and Balyasny Asset Management, L.P. have entered into an Amendment Agreement (the “Amendment Agreement”) pursuant to which, among other things, (i) the Company and the Investors have agreed to amend and restate the Secured Notes (as so amended and restated, the “Amended and Restated Notes”) to provide, among other things, for the issuance of shares of Common Stock in payment of interest on the Amended and Restated Notes (the “PIK Shares”) and (ii) the Company and the Investors have agreed to terminate the Note Registration Rights Agreement and the Secured Note Registration Rights Agreement with respect to the Investors and to enter into this Registration Rights Agreement pursuant to which the Company has agreed to provide certain registration rights with respect to the shares of Common Stock held by or issuable to the Investors as specified in Exhibit A attached hereto (the “Investor Shares”). Capitalized terms used herein have the respective meanings ascribed thereto in the Amendment Agreement unless otherwise defined herein.
     The parties hereby agree as follows:
     1. Certain Definitions.
     As used in this Agreement, the following terms shall have the following meanings:
     “Affiliate” means, with respect to any person, any other person which directly or indirectly controls, is controlled by, or is under common control with, such person.
     “Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.
     “Common Stock” shall mean the Company’s common stock, par value $0.001 per share, and any securities into which such shares may hereinafter be reclassified.
     “Prospectus” shall mean (i) the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus, and (ii) any “free writing prospectus” as defined in Rule 163 under the 1933 Act.
     “Register,” “registered” and “registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the 1933 Act (as defined below), and the declaration or ordering of effectiveness of such Registration Statement or document.
     “Registrable Securities” shall mean (i) the Investor Shares, (ii) the PIK Shares and (iii) any other securities issued or issuable with respect to or in exchange for Registrable Securities; provided, that, a security shall cease to be a Registrable Security upon (A) sale pursuant to a Registration Statement or Rule 144 under the 1933 Act, or (B) such security becoming eligible for sale by the Investors pursuant to
Rule 144(k).
     “Registration Statement” shall mean any registration statement of the Company filed under the 1933 Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.
     “Required Investors” means the Investors holding a majority of the Registrable Securities.
     “SF Shares” means the shares of Common Stock issued or issuable to SF Capital pursuant to the transactions described in the recitals to this Agreement.
     “Trading Day” means (i) if the relevant stock or security is listed or admitted for trading on The New York Stock Exchange, Inc., the Nasdaq Global Market, the Nasdaq Capital Market or any other national securities exchange, a day on which such exchange is open for business; (ii) if the relevant stock or security is quoted on a system of automated dissemination of quotations of securities prices, a day on which trades may be effected through such system; or (iii) if the relevant stock or security is not listed or admitted for trading on any national securities exchange or quoted on any system of automated dissemination of quotation of securities prices, a day on which the relevant stock or security is traded in a regular way in the over-the-counter market and for which a closing bid and a closing asked price for such stock or security are available, shall mean a day, other than a Saturday or Sunday, on which The New York Stock Exchange, Inc. is open for trading.
     “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
     2. Registration.
          (a) Registration Statements.
               (i)
                    (A) Promptly following the Restriction Termination Date, and in no event later than thirty (30) days after the Restriction Termination Date (the “Initial Filing Deadline”), the Company shall prepare and file with the SEC a Registration Statement on Form S-3 (or, if Form S-3 is not then available to the Company, on such form of registration statement as is then available to effect a registration for resale of the Investor Shares), covering the resale of the Investor Shares.
                    (B) Promptly following the filing of the Company’s Annual Report on Form 10-K (each, a “10-K”) (the “Filing Date”) in each year commencing with the filing of 10-K for the fiscal year ending July 31, 2008 and, in any event, no later than October 31 of each such year (the “Annual Filing Deadline”), the Company shall prepare and file with the SEC a Registration Statement on Form S-3 (or, if Form S-3 is not then available to the Company, on such form of registration statement as is then available to effect a registration for resale of the Investor Shares), covering the resale of any PIK Shares issued by the Company which have not previously been registered by the Company. Notwithstanding the provisions of this Section 2(a)(i)(B), the Company shall not be obligated to file a registration statement in any year pursuant to this Section 2(a)(i)(B) unless the Market Price (as defined in the Amended and Restated Notes) of the PIK Shares which have been issued but not previously registered by the Company is at least equal to $250,000 as of the earlier of the date the Registration Statement is filed by the Company or the Annual Filing Deadline for such Registration Statement.
                    (C) Subject to any SEC comments, each Registration Statement filed pursuant to Section 2(a)(i) shall include the plan of distribution attached hereto as Exhibit B; provided however, that no Investor shall be named as an “underwriter” without such Investors prior written consent. Each such Registration Statement also shall cover, to the extent allowable under the 1933 Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities to which such Registration Statement relates. Such Registration Statement shall not include any shares of Common Stock or other securities for the account of any other holder without the prior written consent of the Required Investors, except that the Company can include the SF Shares. Each Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with Section 3(c) to the Investors and/or their counsel prior to its filing or other submission. If a Registration Statement covering the Investor Shares or PIK shares, as applicable, is not filed with the SEC on or prior to the Initial Filing Deadline or the Annual Filing Deadline, as applicable, for such Registrable Securities (the “Applicable Effectiveness Deadline”), the Company will make pro rata payments to each Investor, as liquidated damages and not as a penalty, in an amount equal to 1.0% of the Market Price (as defined in the Amended and Restated Notes) of the Registrable Securities included in the applicable Registration Statement as of the Applicable Effectiveness Deadline (assuming such Registrable Securities were issued and outstanding as of such date) for each 30-day period or pro rata for any portion thereof following the Initial Filing Deadline or the Annual Filing Deadline, as applicable, for which the applicable Registration Statement is not filed with respect to the applicable Registrable Securities. Such payments shall constitute the Investors’ exclusive monetary remedy for such events, but shall not affect the right of the Investors to seek injunctive relief. Such payments shall be made to each Investor in cash.
          (ii) Additional Registrable Securities. Upon the written demand of any Investor and upon the occurrence of any event (other than an event covered by Rule 416 under the 1933 Act) such that additional shares of Common Stock become issuable to the Investors pursuant to the terms of the transactions described in the recitals to this Agreement (the

“Additional Shares”), following the Restriction Termination Date, the Company shall prepare and file with the SEC one or more Registration Statements on Form S-3 covering the resale of the Additional Shares or amend the relevant Registration Statement filed pursuant to clause (i) above, if such Registration Statement has not previously been declared effective (or, if Form S-3 is not then available to the Company, on such form of registration statement as is then available to effect a registration for resale of the Additional Shares, but only to the extent the Additional Shares are not at the time covered by an effective Registration Statement. Such Registration Statement also shall cover, to the extent allowable under the 1933 Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Additional Shares. Such Registration Statement shall not include any shares of Common Stock or other securities for the account of any other Person without the prior written consent of the Required Investors, except the Company may include any shares issuable to any other Person in the transactions giving rise to the issuance or potential issuance of any Additional Shares. Subject to any SEC comments, each Registration Statement filed pursuant to Section 2(a)(ii) shall include the plan of distribution attached hereto as Exhibit B; provided however, that no Investor shall be named as an “underwriter” without such Investors prior written consent. The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with Section 3(c) to the Investors and/or their counsel prior to its filing or other submission. If a Registration Statement covering the Additional Shares is required to be filed under this Section 2(a)(ii) and is not filed with the SEC within thirty (30) days of the request of any Investor made after the Restriction Termination Date or upon the occurrence of any of the events specified in this Section 2(a)(ii) (but in any event not prior to the Restriction Termination Date), the Company will make pro rata payments to each Investor, as liquidated damages and not as a penalty, in an amount equal to 1.0% of the Market Price (as defined in the Amended and Restated Notes) of the Registrable Securities to be included in the applicable Registration Statement as of the date such Registration Statement is required to be filed (assuming such Registrable Securities were issued and outstanding as of such date) for each 30-day period or pro rata for any portion thereof following the date by which such Registration Statement should have been filed for which no Registration Statement is filed with respect to the Additional Shares. Such payments shall constitute the Investors’ exclusive monetary remedy for such events, but shall not affect the right of the Investors to seek injunctive relief. Such payments shall be made to each Investor in cash.
     (b) Expenses. The Company will pay all expenses associated with each registration, including filing and printing fees, the Company’s counsel and accounting fees and expenses, costs associated with clearing the Registrable Securities for sale under applicable state securities laws, listing fees, fees and expenses of one counsel to the Investors and the Investors’ reasonable expenses in connection with the registration, but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Securities being sold.
     (c) Effectiveness.
          (i) The Company shall use best efforts to have any Registration Statement declared effective as soon as practicable. The Company shall notify the Investors by facsimile or e-mail as promptly as practicable, and in any event, within twenty-four (24) hours, after (A) any Registration Statement is declared effective and (B) the filing of any related Prospectus under Rule 424(b), at which time the Company shall also provide the Investors with copies of such related Prospectus. If (A)(w) a Registration Statement covering the resale of the Investor Shares is not declared effective by the SEC prior to the earlier of (i) five (5) Business Days after the SEC shall have informed the Company that no review of the Registration Statement will be made or that the SEC has no further comments on the Registration Statement or (ii) the 90th day after the Restriction Termination Date (the 120th day after the Restriction Termination Date if the Registration Statement is reviewed by the SEC), (x) a Registration Statement covering the resale of any PIK Shares is not declared effective by the SEC prior to the earlier of (i) five (5) Business Days after the SEC shall have informed the Company that no review of the Registration Statement will be made or that the SEC has no further comments on the Registration Statement or (ii) the 60th day after the applicable Annual Filing Deadline (the 90th day after the Applicable Filing Deadline if the Registration Statement is reviewed by the SEC) or (y) a Registration Statement covering Additional Shares is not declared effective by the SEC within ninety (90) days following the time such Registration Statement was required to be filed pursuant to Section 2(a)(ii) (the 120th day after such date if the Registration Statement is reviewed by the SEC), or (B) after a Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to such Registration Statement for any reason (including without limitation by reason of a stop order, or the Company’s failure to update the Registration Statement), but excluding the inability of any Investor to sell the Registrable Securities covered thereby due to market conditions and except as excused pursuant to subparagraph (ii) below, then the Company will make pro rata payments to each Investor, as liquidated damages and not as a penalty, in an amount equal to (i) 1.0% of the Market Price (as defined in the Amended and Restated Notes) of the Registrable Securities included in the applicable Registration Statement as of the date such Registration Statement is required to be declared effective (assuming such Registrable Securities were issued and outstanding as of such date) for each 30-day period or pro rata for any portion thereof following the date by which such Registration Statement should have been effective (the “Blackout Period”) and (ii) 1.0% of the Market Price (as defined in the Amended and Restated Notes) of the Registrable Securities included in the applicable Registration Statement as of the date the Blackout Period begins (assuming such Registrable Securities were issued and outstanding as of such date) for each 30-day period or pro rata for any portion thereof that sales could not be made thereunder as provided in clause (B) above. Such payments shall constitute the Investors’ exclusive monetary remedy for such events, but shall not affect the right of the Investors to seek injunctive relief. The amounts payable as liquidated damages pursuant to this paragraph shall be paid monthly within three (3) Business Days of the last day of each month following the commencement of the Blackout Period until the termination of the Blackout Period.
          (ii) For not more than twenty (20) consecutive days or for a total of not more than forty-five (45) days in any twelve (12) month period, the Company may delay the disclosure of material non-public information concerning the Company, by suspending the use of any Prospectus included in any registration contemplated by this Section containing such information, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company (an “Allowed Delay”); provided, that the Company shall promptly (a) notify the Investors in writing of the existence of (but in no event, without the prior written consent of an Investor, shall the Company disclose to such Investor any of the facts or circumstances regarding) material non-public information giving rise to an Allowed Delay, (b)

advise the Investors in writing to cease all sales under the Registration Statement until the end of the Allowed Delay and (c) use commercially reasonable efforts to terminate an Allowed Delay as promptly as practicable.
          (d) Limitation on Liquidated Damages. Notwithstanding the other provisions of this Section 2, in no event shall the Company be liable for liquidated damages in excess of an aggregate of $3,000,000.
     3. Company Obligations. The Company will use commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the terms hereof, and pursuant thereto the Company will, as expeditiously as practicable:
          (a) use commercially reasonable efforts to cause each such Registration Statement to become effective after 4:00 p.m. E.S.T. (the date the Registration Statement is declared effective shall be referred to as the “Effective Date”) and to remain continuously effective for a period that will terminate upon the earlier of (i) the date on which all Registrable Securities covered by such Registration Statement as amended from time to time, have been sold, and (ii) the date on which all Registrable Securities covered by such Registration Statement may be sold pursuant to Rule 144(k) (the “Effectiveness Period”) and advise the Investors in writing when the Effectiveness Period has expired;
          (b) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective for the Effectiveness Period and to comply with the provisions of the 1933 Act and the 1934 Act with respect to the distribution of all of the Registrable Securities covered thereby;
          (c) provide copies to and permit counsel designated by the Investors, if any, in the selling securityholder questionnaire attached hereto as Exhibit C (the “Selling Securityholder Questionnaire”) to review each Registration Statement and all amendments and supplements thereto no fewer than seven (7) days prior to their filing with the SEC and not file any document to which such counsel reasonably objects;
          (d) furnish to the Investors and their legal counsel designated by the Investors, if any, in the Selling Securityholder Questionnaire (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company (but not later than two (2) Business Days after the filing date, receipt date or sending date, as the case may be) one (1) copy of any Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as each Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor that are covered by the related Registration Statement;

          (e) use commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness and, (ii) if such order is issued, obtain the withdrawal of any such order at the earliest possible moment;
          (f) prior to any public offering of Registrable Securities, use commercially reasonable efforts to register or qualify or cooperate with the Investors and their counsel designated by the Investors, if any, in the Selling Securityholder Questionnaire in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions requested by the Investors and do any and all other commercially reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(f), (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this Section 3(f), or (iii) file a general consent to service of process in any such jurisdiction;
          (g) use commercially reasonable efforts to cause all Registrable Securities covered by a Registration Statement to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed;
          (h) immediately notify the Investors, at any time prior to the end of the Effectiveness Period, upon discovery that, or upon the happening of any event as a result of which, the Prospectus includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly prepare, file with the SEC and furnish to such holder a supplement to or an amendment of such Prospectus as may be necessary so that such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and
          (i) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC under the 1933 Act and the 1934 Act, including, without limitation, Rule 172 under the 1933 Act, file any final Prospectus, including any supplement or amendment thereof, with the SEC pursuant to Rule 424 under the 1933 Act prior to 9:30 a.m. E.S.T. on the Trading Day immediately following the Effective Date, promptly inform the Investors in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Investors are required to deliver a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder; and make available to its security holders, as soon as reasonably practicable, but not later than the Availability Date (as defined below), an earnings statement covering a period of at least twelve (12) months, beginning after the effective date of each Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act, including Rule 158 promulgated thereunder (for the purpose of this subsection 3(i), “Availability Date” means the 45th day following the end of the fourth fiscal quarter that includes the effective date of such Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter).
          (j) with a view to making available to the Investors the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Investors to sell shares of Common Stock to the public without registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) six months after such date as all of the Registrable Securities may be resold pursuant to Rule 144(k) or any other rule of similar effect or (B) such date as all of the Registrable Securities shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the 1934 Act; and (iii) furnish to each Investor upon request, as long as such Investor owns any Registrable Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the 1934 Act, (B) a copy of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail such Investor of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration.
          (k) In the event that the amount of Registrable Securities which the Company is able to register is subject to restriction pursuant to Section 2(e), upon the request of any Investor holding Cut Back Shares, the Company will use its commercially reasonable best efforts to assist the Investor in effecting a disposition to a third party of such Cut Back Shares or the securities held by such Investor which are convertible into, exercisable for or exchangeable into Cut Back Shares, provided such disposition complies with applicable securities law. The Company will cooperate in any such disposition or proposed disposition by such Investor that complies with applicable securities laws.
     4. Due Diligence Review; Information. The Company shall make available, during normal business hours, for inspection and review by the Investors, advisors to and representatives of the Investors (who may or may not be affiliated with the Investors and who are reasonably acceptable to the Company), all financial and other records, all SEC Filings (as defined in the Purchase Agreement) and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company’s officers, directors and employees, within a reasonable time period, to supply all such information reasonably requested by the Investors or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Investors and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of such Registration Statement.
          The Company shall not disclose material nonpublic information to the Investors, or to advisors to or representatives of the Investors, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides the Investors, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review and any Investor wishing to obtain such information enters into an appropriate confidentiality agreement with the Company with respect thereto.
     5. Obligations of the Investors.
          (a) Each Investor has furnished to the Company a Selling Securityholder Questionnaire and shall furnish in writing to the Company such additional information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least five (5) Business Days prior to the first anticipated filing date of any Registration Statement, the Company shall notify each Investor of the information the Company requires from such Investor, to the extent not included in the Selling Securityholder Questionnaire, if such Investor elects to have any of the Registrable Securities included in the Registration Statement. An Investor shall provide such information to the Company at least two (2) Business Days prior to the first anticipated filing date of such Registration Statement if such Investor elects to have any of the Registrable Securities included in the Registration Statement.
          (b) Each Investor, by its acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless such Investor has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.
          (c) Each Investor agrees that, upon receipt of any notice from the Company of either (i) the commencement of an Allowed Delay pursuant to Section 2(c)(ii) or (ii) the happening of an event pursuant to Section 3(h) hereof, such Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities, until the Investor is advised by the Company that such dispositions may again be made.
     6. Indemnification.
          (a) Indemnification by the Company. The Company will indemnify and hold harmless each Investor and its officers, directors, members, employees and agents, successors and assigns, and each other person, if any, who controls such Investor within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or omission or alleged untrue statement or omission of any material fact in any Registration Statement, any preliminary Prospectus or final Prospectus, or any amendment or supplement thereof required to be stated therein or necessary to make the statements therein not misleading; (ii) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Registrable Securities under the securities laws thereof (any such application, document or information herein called a “Blue Sky Application”); (iii) any violation by the Company or its agents of any rule or regulation promulgated under the 1933 Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration; or (iv) any failure to register or qualify the Registrable Securities included in any such Registration in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company will undertake such registration or qualification on an Investor’s behalf and will reimburse such Investor, and each such officer, director or member and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) such Investor’s failure to comply with the prospectus delivery requirements of the Securities Act at any time when the Company does not meet the conditions for use of Rule 172, has advised the Investor in writing that the Company does not meet such conditions and that therefore the Investor is required to deliver a Prospectus in connection with any sale or other disposition of Registrable Securities and has provided such Investor with a current Prospectus for such use, (ii) an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Investor or any such controlling person in writing specifically for use in such Registration Statement or Prospectus or (iii) the use by an Investor of an outdated or defective Prospectus after the Company has notified the Investor that such Prospectus is outdated or defective and the use of a corrected or updated Prospectus would have avoided such losses, claims, damages, liabilities or expenses.
          (b) Indemnification by the Investors. Each Investor agrees, severally but not jointly, to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, stockholders and each person who controls the Company (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expense (including reasonable attorney fees) resulting from (i) such Investor’s failure to comply with the prospectus delivery requirements of the Securities Act at any time when the Company does not meet the conditions for use of Rule 172, has advised the Investor in writing that the Company does not meet such conditions and that therefore the Investor is required to deliver a Prospectus in connection with any sale or other disposition of Registrable Securities and has provided such Investor with a current Prospectus for such use, (ii) the use by an Investor of an outdated or defective Prospectus after the Company has notified the Investor that such Prospectus is outdated or defective and the use of a corrected or updated Prospectus would have avoided such losses, claims, damages, liabilities or expenses, and (iii) any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary Prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent that such untrue statement or omission is contained in any information furnished in writing by such Investor to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto. In no event shall the liability of an Investor be greater in amount than the dollar amount of the proceeds (net of all expense paid by such Investor in connection with any claim relating to this Section 6 and the amount of any damages such Investor has otherwise been required to pay by reason of such untrue statement or omission) received by such Investor upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.
          (c) Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.
          (d) Contribution. If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of a holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such holder in connection with any claim relating to this Section 6 and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.
     7. Miscellaneous.
          (a) Amendments and Waivers. This Agreement may be amended only by a writing signed by the Company and the Required Investors. The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Required Investors.
          (b) Notices. All notices and other communications provided for or permitted hereunder shall be made as set forth in Section 9.4 of the Purchase Agreement.
          (c) Assignments and Transfers by Investors. The provisions of this Agreement shall be binding upon and inure to the benefit of the Investors and their respective successors and assigns. An Investor may transfer or assign, in whole or from time to time in part, to one or more persons its rights hereunder in connection with the transfer of Registrable Securities by such Investor to such person, provided that such Investor complies with all laws applicable thereto and provides written notice of assignment to the Company promptly after such assignment is effected.
          (d) Assignments and Transfers by the Company. This Agreement may not be assigned by the Company (whether by operation of law or otherwise) without the prior written consent of the Required Investors, provided, however, that the Company may assign its rights and delegate its duties hereunder to any surviving or successor corporation in connection with a merger or consolidation of the Company with another corporation, or a sale, transfer or other disposition of all or substantially all of the Company’s assets to another corporation, without the prior written consent of the Required Investors, after notice duly given by the Company to each Investor.
          (e) Benefits of the Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
          (f) Counterparts; Faxes. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.
          (g) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
          (h) Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provisions hereof prohibited or unenforceable in any respect.
          (i) Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.
          (j) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.
          (k) Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

          IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

The Company:	ZILA, INC.

	By:	/s/ Gary V. Klinefelter

	Name:	Gary V. Klinefelter
	Title:	Vice President and Secretary

VISIUM BALANCED OFFSHORE FUND, LTD.

By:	/s/ Mark Gottlieb

Name:	Mark Gottlieb
Title:	CCO

VISIUM LONG BIAS FUND, LP

By:	/s/ Mark Gottlieb

Name:	Mark Gottlieb
Title:	CCO

VISIUM LONG BIAS OFFSHORE FUND, LTD.

By:	/s/ Mark Gottlieb

Name:	Mark Gottlieb
Title:	CCO

VISIUM BALANCED FUND, LP

By:	/s/ Mark Gottlieb

Name:	Mark Gottlieb
Title:	CCO

ATLAS MASTER FUND, LTD.

By:	/s/ Scott Schroeder

Name:	Scott Schroeder
Title:	Authorized Signatory

Exhibit A
Investor Shares

		Shares Issuable Upon Conversion or Exercise of:
			Amended and
		Additional	Restated	Secured Note
Investor	Shares	Warrants	Secured Notes	Warrants	Total(1)
Visium Long Bias Offshore Fund, Ltd.	509,531	340,439	902,680	267,650	2,020,300
Visium Long Bias Fund, LP	134,474	89,847	238,233	70,637	533,191
Visium Balanced Offshore Fund, Ltd.	727,000	485,740	1,287,948	381,883	2,882,571
Visium Balanced Fund, LP	436,574	291,693	773,430	229,326	1,731,023
Atlas Master Fund, Ltd. (c/o Visium Asset Management, LLC)	116,732	77,993	206,800	61,318	462,843
Atlas Master Fund, Ltd. (c/o Balyasny Asset Management, L.P.)	—	—	2,045,455	671,005	2,716,460

(1)	Excludes any shares of common stock issuable as payment for interest on the Amended and Restated Secured Notes, and any additional shares of common stock that may become issuable as a result of antidilution adjustments to any of the securities listed in this table, all of which, for the avoidance of doubt, are entitled to registration rights as set forth in this Agreement.

A-1

Exhibit B
Plan of Distribution
     The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
     The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:
     – ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
     – block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
     – purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
     – an exchange distribution in accordance with the rules of the applicable exchange;
     – privately negotiated transactions;
     – short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;
     – through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
     – broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
     – a combination of any such methods of sale; and
     – any other method permitted by applicable law.
     The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
     In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
     The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.
     The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.
     The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.
     To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
     In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

     We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
     We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.
     We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144(k) of the Securities Act.

Exhibit C
Zila, Inc.
Selling Securityholder Questionnaire
     The undersigned beneficial owner (the “Selling Securityholder”) of common stock (the “Common Stock”), of Zila, Inc. (the “Company”) understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) one or more Registration Statements for the registration and resale of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement, dated as of July ___, 2007 (the “Registration Rights Agreement”), among the Company and the Investors named therein. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.
     The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:
QUESTIONNAIRE
1. Name.
     (a) Full legal name of Selling Securityholder:

     (b) Full legal name of registered Holder (if not the same as (a) above) through which Registrable Securities listed in Item 3 below are held:

     (c) Full legal name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by the questionnaire):

     (d) State of organization or domicile of Selling Securityholder:

2. Address for Notices to Selling Securityholder:

  Telephone:
  Fax:
  Contact Person:
  Email:
Note: By providing an email address, the undersigned hereby consents to receipt of notices by email.
Any such notice shall also be sent to the following address (which shall not constitute notice):

  Telephone:
  Fax:
  Contact Person:
  Email:
3. Beneficial Ownership of Registrable Securities:
Type and principal amount of Registrable Securities beneficially owned:

If applicable, provide the information required by Items 1 and 2 for each beneficial owner.

4. Broker-Dealer Status:
     (a) Are you a broker-dealer?
Yes ☐           No ☐

Note:	If yes, the Commission’s staff has indicated that you should be identified as an underwriter in any Registration Statement filed pursuant to the Registration Rights Agreement.
          (b) Are you an affiliate of a broker-dealer?
Yes ☐           No ☐
          (c) If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?
Yes ☐           No ☐
Note:	If no, the Commission’s staff has indicated that you should be identified as an underwriter in any Registration Statement filed pursuant to the Registration Rights Agreement.
If you checked “Yes” to either of the questions in Item 4(a) or Item 4(b) above, please state (a) the name of any such broker-dealer, (b) the nature of your affiliation or association with such broker-dealer, (c) information as to such broker-dealer’s participation in any capacity in the offering or the original placement of the Securities, (d) the number of shares of equity securities or face value of debt securities of the Company owned by you, (e) the date such securities were acquired and (f) the price paid for such securities.

5. Beneficial Ownership of Other Securities of the Company Owned by the Selling Securityholder.
     Except as set forth below in this Item 5, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item 3.
Type and amount of other securities beneficially owned by the Selling Securityholder:

6.	Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

7.	Plan of Distribution:

Except as set forth below, the undersigned intends to distribute the Registrable Securities listed above in Item 3 only as set forth in Exhibit B to the Registration Rights Agreement (if at all):

          The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof and prior to the effective date of any applicable Registration Statement filed pursuant to the Registration Rights Agreement.
          By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 7 and the inclusion of such information in each Registration Statement filed pursuant to the Registration Rights Agreement and each related prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of any such Registration Statement and the related prospectus.
          By signing below, the undersigned acknowledges that it understands its obligation to comply, and agrees that it will comply, with the provisions of the Exchange Act and the rules and regulations thereunder, particularly Regulation M. The undersigned also acknowledges that it understands that the answers to this Questionnaire are furnished for use in connection with Registration Statements filed pursuant to the Registration Rights Agreement and any amendments or supplements thereto filed with the Commission pursuant to the Securities Act.
          I confirm that, to the best of my knowledge and belief, the foregoing statements (including without limitation the answers to this Questionnaire) are correct.

     IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:	Beneficial Owner:

By:

Name:
Title:
PLEASE FAX A COPY OF THE COMPLETED AND EXECUTED QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO:
Zila, Inc.
5227 N. 7th Street
Phoenix, AZ 84014
Fax No.: (602) 234 2264
Attn: Gary V. Klinefelter
with a copy to:
Snell & Wilmer L.L.P.
400 East Van Buren Street
Phoenix, AZ 85004
Fax No.: (602) 382 6070
Attn: Michael M. Donahey, Esq.